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AMCORE Financial, Inc. and Subsidiaries
EXHIBIT 11
Statement Re Computation of Per Share Earnings



                                                                    Quarter Ended June 30,   Year-to-Date Ended June 30,
(in 000's)                                                            1995         1994        1995                1994
---------------------------------------------------------------------------------------------------------------------------
Primary Earnings per Share:
  Earnings
    Income applicable to common stock                                  $1,140       $5,441     $5,757             $10,773
  Shares
    Weighted average number of common shares                           14,069       14,018     14,059              14,017

    Dilutive effect of outstanding options (as
     determined by application of the treasury
     stock method)                                                        174          202        182                 192
                                                                      -------      -------    -------             -------
    Weighted average number of shares, as adjusted                     14,243       14,220     14,241              14,209
                                                                      =======      =======    =======             =======

  Primary Earnings per Share*                                          $0.080       $0.383     $0.404              $0.758
                                                                      =======      =======    =======             =======

Fully Diluted Earnings per Share:
  Earnings
    Income applicable to common stock                                  $1,140       $5,441     $5,757             $10,773

  Shares
    Weighted average number of shares, as adjusted
     per primary computation above                                     14,243       14,220     14,241              14,209

    Additional dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)                                                         --           30         --                  37
                                                                      -------      -------    -------             -------
    Weighted average number of shares, as adjusted                     14,243       14,250     14,241              14,246
                                                                      =======      =======    =======             =======

  Fully Diluted Earnings per Share*                                    $0.080       $0.382     $0.404              $0.756
                                                                      =======      =======    =======             =======




* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.